UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 8, 2018

UA GRANITE CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Nevada	333-189414	80-0899451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31C Principal Torre Alta, San Felipe, Puerto Plata, Dominican Republic EH009E3	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (809) 223-2353

Former Name or Former Address, if Changed Since Last Report:
10 Bogdan Khemlnitsky Street #13A, Kiev, Ukraine 01030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer and Director

Effective February 8, 2018, Myroslav Tsapaliuk resigned from all positions as a director and officer of UA Granite Corporation, a Nevada corporation (the "Company").  Mr. Tsapaliuk served as a director and the President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer of the Company since February 19, 2013, and resigned from all such director and officer positions, effective as of February 8, 2018.  To the knowledge of the Company, Mr. Tsapaliuk did not have any disagreements with the Company on any matter relating to the Company's operations, policies or practices.

Appointment of Officer and Director

Effective February 8, 2018, the Board of Directors (the "Board") of the Company, appointed Angel Luis Reynoso Vasquez to serve as a director of the Company, to fill the vacancy on the Board created by the resignation of Shawn Teigan from the Board on October 27, 2016.  Also effective February 8, 2018, the Board appointed Mr. Vasquez to serve as the President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer of the Company, to fill the vacancies created by Mr. Tsapaliuk's resignation.  It is contemplated that Mr. Vasquez may serve on certain committees of the Board in the future, but no such committees have been established, and consequently no such appointment has been made as of the date of this report.

There are no agreements or understandings between Mr. Vasquez and any other persons, pursuant to which Mr. Vasquez was appointed as President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and a member of the Board. There are no family relationships between Mr. Vasquez and any other director, executive officer, or person nominated or chosen to become a director or executive officer of the Company. There are no past or proposed transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Vasquez had or will have a direct or indirect material interest.

Mr. Vasquez has over 15 years of experience in management positions in the real estate, internet and investment banking industries, with a primary focus on international business development functions and private equity and emerging markets.  Mr. Vasquez served as Vice President, International Division, of Fortune International Group from 2015 through 2016.  Prior to his experience with Fortune International Group, Mr. Vasquez served as Vice President of Long Term Bank of Japan (LTCB Latin America) from 2010 to 2015, and as Head of Emerging Markets Origination for Santander Investment Group from 2006 to 2010.  Mr. Vasquez received a BA and MS in economics from Universidad Autonoma de Santo Domingo UASD – Dominican Republic.  We believe Mr. Vasquez's experience in international business development, investments and emerging markets will be valuable to our Company as we continue to develop our  business plan and evaluate business opportunities to grow our operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UA GRANITE CORPORATION,
a Nevada Corporation

Date: February 9, 2018	By:	/s/Angel Luis Reynoso Vasquez
Angel Luis Reynoso Vasquez
President

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